    As filed with the Securities and Exchange Commission on April 20, 1995.

                                            Registration No. 33-
                                                                -----------
   _________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              PIMCO Advisors L.P.
                     --------------------------------------
             (Exact name of registrant as specified in its charter)


                Delaware                              06-1349805
     ------------------------------                ----------------
     (State or other jurisdiction of               (I.R.S. Employer
     incorporation or organization)                Identification No.)


               840 Newport Center Drive, Newport Beach, CA  92660
              ---------------------------------------------------
            (Address of Principal Executive Offices)     (Zip Code)


              PIMCO Advisors L.P. 1994 Class B LP Unit Option Plan
              ----------------------------------------------------
                            (Full title of the plan)


                          Newton B. Schott, Jr., Esq.
                              PIMCO Advisors L.P.
                             2187 Atlantic Street
                         Stamford, Connecticut  06902
                     -------------------------------------
                    (Name and address of agent for service)


                                (203) 352-4920
                      ------------------------------------
         (Telephone number, including area code, of agent for service)


                            Copy to:

                            Kenneth M. Poovey, Esq.
                            Latham & Watkins
                            505 Montgomery Street #1900
                            San Francisco, CA 94111
                            -----------------------

________________________________________________________________________________
                        CALCULATION OF REGISTRATION FEE



                                              Proposed          Proposed
Title of                                      maximum           maximum             Amount of
securities to                Amount to be     offering price    aggregate           registration
be registered                registered(1)    per unit(2)       offering price(2)   fee(2)
- -------------                -------------    --------------    -----------------   ------------

Units of Class B Limited
Partner Interest             5,600,000        $12.85            $71,984,564.40       $24,822.26

________________________________________________________________________________

(1) Plus such additional number of Units as may be issued in respect of the Units being registered in the event of a Unit dividend, split-up, recapitalization or other similar event.

(2) Computed on the basis of the exercise price for the 93.3% of the options granted and on the basis of the book value of the underlining Units for the options not yet granted.

       PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


       The document or documents containing the information specified in the requirements of Part I are not required to be filed with the Securities and Exchange Commission as part of this Form S-8 Registration Statement.



       PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

       The Registrant hereby incorporates by reference into this Registration Statement the following documents:

       (a) the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994 as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act");

       (b) all other reports filed with the Securities and Exchange Commission by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act since December 31, 1994; and

       (c) the description of the Registrant's Class B Units of Limited Partner Interest contained in the Registrant's Amendment No. 3 to Form 8-A/A, dated March 2, 1995 and filed with the Securities and Exchange Commission pursuant to Section 12(g) of the Securities Exchange Act.


       In addition, all documents subsequently filed by the Registrant with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

       The description of the Registrant's Class B Units of Limited Partner Interest contained in the Registrant's Amendment No. 3 to Form 8-A/A dated March 2, 1995 is incorporated herein by reference.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

       Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

       Section 17-108 of the Delaware Revised Uniform Limited Partnership Act, as amended (the "Partnership Act"), gives a limited partnership the power to indemnify and hold harmless any partner or any other person against any and all claims and demands whatsoever, subject to any standards and restrictions set forth in its partnership agreement.

       Certain current and former executive officers of the Partnership and directors and officers of Thomson Advisory Group Inc. ("TAG Inc.") and Thomson McKinnon Asset Management Inc., the former general partners of the Partnership, and the Partnership's affiliated broker/dealer, PIMCO Advisors Distribution Company ("PADCo"), are parties to indemnification agreements with the Partnership pursuant to which the Partnership has agreed, to the fullest extent permitted by law, to indemnify such persons from and against, among other things, all losses, claims, liabilities, expenses and other amounts arising from any and all claims, actions or proceedings in which any such person may be involved by reason of his or her status as an officer of the Partnership or in connection with such person's services.

       In accordance with Section 17-108, the Partnership Agreement generally provides that each officer, director or the equivalent of the Partnership shall be indemnified by the Partnership against any and all losses, claims, damages, liabilities and expenses arising from proceedings in which any such person may be involved by reason of his or her status and further shall be advanced expenses in defending any such proceeding to the fullest extent permitted by law. The Partnership will not be permitted to change the indemnification provisions of the Partnership Agreement for at least six years following the repurchase of TAG Inc. common stock as set forth in the Stock Repurchase Agreement (defined below).

       The TAG Inc. Stock Purchase and Exchange Agreement dated July 11, 1994 (the "Stock Purchase Agreement") provides that PIMCO Partners, G.P. ("PIMCO GP"), the Partnership's current general partner, shall indemnify those persons serving as directors of TAG Inc. immediately prior to the purchases and exchanges of TAG Inc. common stock thereunder against all claims, liabilities and expenses incurred in connection with their approval of such purchases or exchanges. The Stock Purchase Agreement also provides that PIMCO GP shall cause TAG Inc. and the Partnership to maintain liability insurance policies naming as beneficiaries the directors of TAG Inc. In addition, TAG Inc.'s by-laws provide that each of its directors and officers shall be indemnified by TAG Inc. against expenses incurred in connection with legal proceedings in which any such director or officer is involved by reason of such office. TAG Inc. will not be permitted to change the indemnification provisions of its by-laws for at least six years following the repurchase of TAG Inc. common stock.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

       Not applicable.


ITEM 8.  EXHIBITS.

Exhibit No.                           Exhibit
- -----------                           -------

    4.1 Amended and Restated Agreement of Limited Partnership dated as of October 31, 1994 of the Registrant.1/
                                                  -

    5          Opinion of Latham & Watkins.

    23.1       Consent of Deloitte & Touche LLP

    23.2 Consent of Latham & Watkins (included in Exhibit 5 of this Registration Statement).

    24         Power of Attorney (included in Part II of this Registration
               Statement).

    99         PIMCO Advisors L.P. 1994 Class B LP Unit Option Plan.2/
                                                                    -


______

1/  Filed as an Exhibit to Schedule 13D of PIMCO Partners, G.P. filed
- -   November 25, 1994 and incorporated herein by reference.

2/  Filed as an Exhibit to Registrant's Registration Statement on Form S-4
- -   (File No. 33-84914) and incorporated herein by reference.

ITEM 9.   UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement;

              Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall
              ------------------
          not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California on April 19, 1995.



                                PIMCO ADVISORS L.P.



                                By: /s/ William D. Cvengros
                                    -----------------------
                                    William D. Cvengros
                                    President and Chief Executive Officer

                               POWER OF ATTORNEY


      We, the undersigned members of the Operating Board and the Equity Board of PIMCO Advisors L.P. and officers of the Registrant, hereby severally constitute William D. Cvengros, William S. Thompson, Jr., Irwin F. Smith, and Newton B. Schott, Jr., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names in our capacities as officers and members of the Operating Board and the Equity Board of PIMCO Advisors L.P. to enable the Registrant to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

      Witness our hands and common seal on the dates set forth below.

     Pursuant to the requirements of the Securities Act of 1933, this report has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

     Signature                          Title                              Date
     ---------                          -----                              ----

/s/ William D. Cvengros        Chief Executive Officer of Registrant,  April 19, 1995
- ----------------------------   Member of Equity Board and
William D. Cvengros            Operating Board



/s/ Irwin F. Smith             Member of Equity Board and              April 19, 1995
- ------------------             Operating Board
Irwin F. Smith


/s/ William S. Thompson, Jr.   Member of Equity Board and              April 19, 1995
- ----------------------------   Operating Board
William S. Thompson, Jr.


/s/ Walter E. Auch, Sr.        Member of Equity Board                  April 19, 1995
- ----------------------------
Walter E. Auch, Sr.


/s/ David B. Breed             Member of Operating Board               April 19, 1995
- ----------------------------
David B. Breed


/s/ Donald A. Chiboucas        Member of Operating Board               April 19, 1995
- ----------------------------
Donald A. Chiboucas


/s/ Walter Gerken              Member of Equity Board                  April 19, 1995
- ----------------------------
Walter Gerken


/s/ William H. Gross           Member of Equity Board and              April 19, 1995
- ----------------------------   Operating Board
William H. Gross


/s/ Brent R. Harris            Member of Operating Board               April 19, 1995
- ----------------------------
Brent R. Harris


     Signature                          Title                              Date
     ---------                          -----                              ----

/s/ Donald R. Kurtz            Member of Equity Board                  April 19, 1995
- ----------------------------
Donald R. Kurtz


/s/ James F. McIntosh          Member of Equity Board                  April 19, 1995
- ----------------------------
James F. McIntosh


/s/ Dean S. Meiling            Member of  Operating Board              April 19, 1995
- ----------------------------
Dean S. Meiling


/s/ Donald K. Miller           Member of Equity Board                  April 19, 1995
- ----------------------------
Donald K. Miller


/s/ James F. Muzzy             Member of Operating Board               April 19, 1995
- ----------------------------
James F. Muzzy


/s/ Daniel S. Pickett          Member of Operating Board               April 19, 1995
- ----------------------------
Daniel S. Pickett


/s/ William F. Podlich, III    Member of Equity Board and              April 19, 1995
- ---------------------------    Operating Board
William F. Podlich, III


/s/ William C. Powers          Member of Operating Board               April 19, 1995
- ----------------------------
William C. Powers


/s/ Glenn S. Schaefer          Member of Equity Board                  April 19, 1995
- ----------------------------
Glenn S. Schafer


/s/ Thomas C. Sutton           Member of Equity Board                  April 19, 1995
- ----------------------------
Thomas C. Sutton


/s/ Steven T. Bailey           Chief Financial Officer                 April 19, 1995
- ----------------------------
Steven T. Bailey


/s/ Robert M. Fitzgerald       Principal Accounting Officer            April 19, 1995
- ----------------------------
Robert M. Fitzgerald


                                 EXHIBIT INDEX



Exhibit No.                         Item                                Page
- -----------                         ----                                ----


   5.                   Opinion of Latham & Watkins


   23.1                 Consent of Deloitte & Touche LLP